Exhibit 10.8
SUBORDINATION OF ADVISORY FEES
The undersigned CARTER VALIDUS ADVISORS II, LLC, a Delaware limited liability company, (the “Advisor”), which provides advisory services with respect to certain investment opportunities on behalf of CARTER VALIDUS MISSION CRITICAL REIT II, INC., a Maryland corporation (“Borrower”) and CARTER VALIDUS OPERATING PARTNERSHIP II, LP, a Delaware limited partnership (“CVOP II”), acknowledges that this Subordination of Advisory Fees (this “Agreement”) is being executed and delivered to satisfy a certain obligation of Borrower set forth in that certain Loan Agreement dated as of even date herewith (herein, together with all supplements, amendments and restatements thereto, referred to as the “Term Loan Agreement”) by and among Borrower, KEYBANK NATIONAL ASSOCIATION, a national banking association (“KeyBank”), individually and as administrative agent (“Agent”) for itself and the other lending institutions from time to time party to the Loan Agreement (collectively, the “Lenders”). Any capitalized terms used herein but not defined herein shall have the same meanings as are ascribed to them in the Loan Agreement.
CVOP II, Borrower and Advisor hereby agree with Agent as follows:
1.Advisor acknowledges and understands that this Agreement is being executed and delivered to satisfy a certain obligation of Borrower pursuant to the Loan Agreement.
2.    For purposes hereof, “Advisory Agreement” shall mean that certain Amended and Restated Advisory Agreement, dated June 10, 2014, by and among Advisor, CVOP II and Borrower, and as may be amended, supplemented or otherwise modified from time to time in accordance with the terms of this Agreement.
3.    Any rights and claims of Advisor against CVOP II and/or Borrower under the Advisory Agreement for the payment of compensation are and shall be subject and subordinate in all respects to (i) the Loan Documents and the rights and claims of the Agent and the Lenders thereunder, and (ii) any and all modifications, amendments, renewals, restatements or substitutions of the Loan Documents; provided, however, Advisor shall be entitled to receive, on a monthly basis, its fees for services rendered in accordance with the Advisory Agreement pursuant to the payment procedures outlined therein. This Section 3 shall be self-operative and no further instrument of subordination shall be required. If requested, however, CVOP II, Borrower or Advisor shall execute and deliver such further instruments as the Agent may deem reasonably necessary to effectuate this subordination.
4.    In furtherance of Section 3 above, Advisor hereby subordinates any and all right of compensation, indemnification and reimbursement of fees and expenses under the Advisory Agreement to all of the Obligations, and agrees with Agent that upon the occurrence and during the continuance of an “Event of Default” (as defined in the Loan Agreement) (a) Advisor shall not demand or accept any such payment under or in respect of the Advisory Agreement, and (b) Advisor shall not take any action to obtain any interest in any of the security described in and encumbered by the Loan Documents, if any, because of any such obligation; provided, however, that, if Agent so requests, such compensation, indemnification or reimbursement shall be collected, enforced and received by Advisor as trustee for Agent and be paid over to Agent on account of the Obligations.
5.    This Agreement shall inure to the benefit of the Agent, the Lenders and their respective successors and assigns. In the event of any inconsistency or conflict with the provisions of this Agreement and the provisions of the Advisory Agreement, the provisions of this Agreement shall control.
6.    Advisor agrees that it shall not change, amend, modify or terminate the Advisory Agreement to impose additional obligations on Borrower or CVOP II, to alter the timing of payments due thereunder or in any other material respect without the Agent’s prior written approval in each instance, which approval shall not be unreasonably withheld. If Advisor does so amend, modify or terminate the Advisory Agreement in violation of this Section 6, such amendment, modification or termination shall be void ab initio.
7.    This Agreement shall pursuant to Section 5-1401 of the New York General Obligations Law be governed by, and construed in accordance with, the internal laws of the State of New York.
8.    Without limiting the generality of any other provisions contained herein or in the other Loan Documents, no failure on the part of the Agent or the Lenders to exercise, and no delay in exercising, any right hereunder or under any of the other Loan Documents shall operate as a waiver thereof, nor shall any single or partial exercise of any right preclude any other or further exercise thereof or the exercise of any other right. The rights and remedies of the Agent and the Lenders provided herein and in the other Loan Documents are cumulative and are in addition to, and are not exclusive of, any rights or remedies provided by law or in equity.
9.    Advisor represents and warrants to the Agent that as of the date hereof (i) the Advisory Agreement is in full force and effect and (except as reflected in copies delivered to Agent) has not been amended, modified, assigned, terminated or supplemented, (ii) Advisor is not in default under the provisions of the Advisory Agreement and there is no condition which, with the giving of notice and/or the lapse of time, would constitute such a default and (iii) to the best of Advisor’s knowledge, neither CVOP II nor Borrower is in default under the provisions of the Advisory Agreement and there is no condition which, with the giving of notice and/or the lapse of time, would constitute such a default.
10.    This Agreement may not be amended, modified, terminated or supplemented without the written approval of each of Advisor, CVOP II, Borrower and the Agent.
11.    This Agreement may be executed in several counterparts, each of which shall constitute an original and all of which together shall constitute one and the same instrument.
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IN WITNESS WHEREOF, the Advisor has executed and delivered this Agreement as of the 7th day of August, 2019.

ADVISOR:
CARTER VALIDUS ADVISORS II, LLC, a Delaware limited liability company
By:/s/ Kay C. Neely
Name: Kay C. Neely
Title: Chief Financial Officer and Treasurer

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Signature Page to Subordination of Advisory Fees

AGREED AND CONSENTED TO:
CVOP II:
CARTER VALIDUS OPERATING PARTNERSHIP II, LP, a Delaware limited partnership

By:	Carter Validus Mission Critical REIT II, Inc., a Maryland corporation, its general partner

By:	/s/ Kay C. Neely
Name: Kay C. Neely
Title: Chief Financial Officer and Treasurer
(SEAL)

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AGREED AND CONSENTED TO:
BORROWER:
CARTER VALIDUS MISSION CRITICAL REIT II, INC., a Maryland corporation
By:/s/ Kay C. Neely
Name: Kay C. Neely
Title: Chief Financial Officer and Treasurer
(SEAL)

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Signature Page to Subordination of Advisory Fees

AGREED AND CONSENTED TO:
AGENT:
KEYBANK NATIONAL ASSOCIATION, as Agent
By: /s/ Kristin Centracchio
Name: Kristin Centracchio
Title: Vice President

Signature Page to Subordination of Advisory Fees